UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 14, 2007
BFC FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

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FLORIDA	333-72213	59-2022148

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2100 West Cypress Creek Road, Fort Lauderdale, Florida	33309

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (954) 940-4900
Not applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.
     (a) On May 14, 2007, BFC Financial Corporation (the “Company”) determined that the Company’s unaudited consolidated financial statements for the quarter ended March 31, 2007 should no longer be relied upon as a result of the restatement by Levitt Corporation of its financial results, which are included in the Company’s consolidated financial statements. Levitt Corporation reported that an error was made relating to an elimination entry associated with an intercompany transaction at Levitt Corporation, and on May 17, 2007, Levitt Corporation filed an amendment with the SEC on Form 10-Q/A to its previously filed Form 10-Q restating its financial results for the quarter ended March 31, 2007. Based upon the restatement by Levitt Corporation, the Company determined to restate its previously issued unaudited consolidated financial statements contained in its Quarterly Report on Form 10-Q for the quarter ended March 31, 2007. The impact of the restatement on the Company’s unaudited consolidated financial statements as of, and for the three months ended, March 31, 2007 is not material. The Company will include the restated results for the three months ended March 31, 2007 in an amendment on Form 10-Q/A to the Company’s previously-filed Form 10-Q for the same period.
     Authorized officers of the Company discussed this matter with the Audit Committee of the Company’s Board of Directors and with PricewaterhouseCoopers LLP, the Company’s independent registered public accounting firm.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BFC FINANCIAL CORPORATION
Date: May 17, 2007	By:	/s/ George P. Scanlon
		Name:	George P. Scanlon
		Title:	Chief Financial Officer

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